UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2018, Tenax Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the Company’s common stock at a ratio of one-for-twenty (the “Reverse Stock Split”) with the Secretary of State of the State of Delaware. The Amendment did not change the number of authorized shares, or the par value, of the Company’s common stock. The Amendment provides that the Reverse Stock Split becomes effective on February 23, 2018 at 5:00 p.m., at which time every twenty shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of the Company’s common stock.

The Amendment was approved by the stockholders of the Company at a special meeting of stockholders held on February 15, 2018, with the ratio of the Reverse Stock Split to be not less than one-for-five and not more than one-for-fifty, as determined by the Company’s Board of Directors. The Company’s Board of Directors approved the Amendment with the one-for-twenty ratio on the same date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01  Other Events.

On February 23, 2018, the Company issued a press release regarding the Reverse Stock Split described above under Item 5.03 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Tenax Therapeutics, Inc.

99.1	Press Release dated February 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

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